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                                EXHIBIT 99(a)

                 TEAM, INC. RESTATED NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN

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                                   TEAM, INC.

               RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                      (As amended through March 28, 1996)


       The following Team, Inc. Restated Non-Employee Directors' Stock Option Plan (the "Plan") is effective as of December 16, 1991, and as amended through March 28, 1996, as follows:

       1.     Purpose.      The purpose of the Plan is to strengthen the
ability of Team, Inc. (the "Company") to attract and to retain the services of experienced and knowledgeable independent individuals as members of the Board of Directors of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, all being for the best interest of the Company and its stockholders. In furtherance of such purpose, Non-Employee Directors (as defined below) shall receive Options for their services as members of the Board, in addition to any other compensation which such Non-Employee Directors may be entitled to receive.

       2.     Definitions.

              (a) "Act" means the Securities Exchange Act of 1934, as amended.

              (b) "Affiliates" means any one or more corporations which are members of a "parent-subsidiary controlled group" as such term is defined in Section 1563(a)(1)(A) of the Code, except that "more than 50 percent" shall be substituted for "at least 80 percent" each place it appears in Section 1563(a)(1)(A) of the Code.

              (c)    "Board" means the Board of Directors of the Company.

              (d) "Code" means the Internal Revenue Code of 1986, as amended.

              (e)    "Common Stock" means the Company's $0.30 par value Common
       Stock.

              (f) "Date of Grant" means the date on which an Option is granted under the Plan.

              (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
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              (h)    "Exercise Price" means the value per share of Common Stock that is equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the last date preceding the Date of Grant on which sales of the Common Stock occurred on the American Stock Exchange or other primary market or exchange on which the Common Stock traded.

              (i) "Fair Market Value" means the mean of the opening and closing prices of the Common Stock reported on the composite tape or other reporting medium (for securities listed on the American Stock Exchange or other primary market or exchange on which the Common Stock is traded) as of the relevant date; provided, however, that if the Common Stock does not trade on the relevant date, such price shall be determined based upon the mean of the opening and closing prices of the Common Stock on the next preceding date on which trades occurred; and provided further, however, that should the primary market or exchange on which the Common Stock is traded adopt a continuous twenty-four hour trading policy, "Fair Market Value" for purposes of this Plan shall mean the price of the Common Stock on the last trade prior to 4:30 p.m., New York time, on any relevant date.

              (j) "Ineligible Directors" means all members of the Board who are employees or officers of the Company or any of its Affiliates.

              (k) "Non-Employee Director" means those members of the Board who are not employees of the Company or any of its Affiliates.

              (l) "Option" means an option granted under the Plan. No Option shall be an "incentive stock option" (as defined in Section 422A of the Code).

              (k) "Optionee" means a person to whom an Option, which is not expired, has been granted under the Plan.

              (l) "Subsidiary" or "Subsidiaries" means any corporation whose capital stock is more than 80% owned by (i) the Company or (ii) any other Subsidiary of the Company.

              (m) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

              (n) "Termination of Directorship" of an Optionee means the cessation of such Optionee's relationship as a director on the Board.





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       3.     Administration of Plan.

              (a) Ineligible Directors. The Ineligible Directors shall administer the Plan and shall have such powers and authority as may be necessary for them to carry out their functions as described in the Plan. The Ineligible Directors shall have the authority and discretion to interpret the Plan and to make all other determinations necessary for Plan administration and to prescribe, amend and rescind any rules and regulations relating to the Plan, provided that the Ineligible Directors shall not have the discretion or authority to disregard or change any of the terms and conditions under which Options are granted to Non-Employee Directors or may be exercised under the Plan. All interpretations, determinations and actions of the Ineligible Directors shall be final and binding on all parties.

              (b)    Grants.  The Company shall automatically grant:

                     (i) To each Non-Employee Director, on the date of initial adoption of the Plan by the Board, an Option for that number of shares of Common Stock equal to the product obtained by multiplying five thousand (5,000) by a number of years, or any part of any year, of such Non-Employee Director's prior service on the Board, with such product being a minimum of fifteen thousand (15,000) and a maximum of fifty thousand (50,000),

                     (ii) To each Non-Employee Director who is appointed or elected to the Board, on the date of such appointment or election to the Board, if such Non-Employee Director had not previously received a grant under this Plan, an Option for that number of shares of Common Stock equal to the product obtained by multiplying two thousand (2,000) by a number of years, or any part of any year, of such Non-Employee Director's prior service on the Board, with such product being a maximum of twenty thousand (20,000), and

                     (iii) To each Non-Employee Director who is appointed, elected, reappointed or reelected to the Board, on the date of such Non-Employee Director's appointment, reappointment, election or reelection to the Board, an Option for that number of shares of Common Stock equal to the product obtained by multiplying five thousand (5,000) by a number of years, or any part of any year, that such Non-Employee Director is appointed or elected to serve on the Board;





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       In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder shall again be available for Options to be granted under the Plan. In the event that the number of shares issuable pursuant to the Plan at the time of any grant hereunder is less than the number of shares to be issued pursuant to such grant, the Non-Employee Directors to whom the grant is to be made shall receive grants of Options for the aggregate number of shares of Common Stock remaining authorized under the Plan, prorated as among such Non-Employee Directors for the number of shares to which they are entitled in such grant hereunder. On any date or dates thereafter that Options become available for issuance under the Plan, whether by cancellation or expiration of previously issued Options or by an amendment to increase the number of shares authorized for issuance hereunder, any Non-Employee Directors who previously were not issued Options to which they were entitled pursuant hereto shall automatically be granted the number of Options to which they were previously entitled. In the event that the number of Options available for grant pursuant to the preceding sentence shall not be sufficient to satisfy all required grants, Non-Employee Directors shall be granted Options in order of the dates on which such grants should have been made, with the earliest dates receiving grants first, and prorated as among Non-Employee Directors, if necessary, as stated above.

              Any Non-Employee Director who is granted an Option hereunder shall have the right to decline the award thereof by giving written notice within forty-eight (48) hours of receipt of actual notice of such award. Upon due and timely delivery of any such notice as specified above, (x) the relevant Option shall be void and shall not have been deemed to have been granted for purposes of Section 16 of the Act and
       (y) the award shall be deemed to have been declined "immediately" for purposes of interpretations of the Securities and Exchange Commission under Section 16 of the Act.

              (c) Vesting. All of the Options granted pursuant to subparagraphs (i) and (ii) of Paragraph 3(b) above shall vest immediately upon the Date of Grant. With respect to the Options granted pursuant to subparagraph (iii) of Paragraph 3(b), five thousand (5,000) shall vest immediately on the Date of Grant and five thousand (5,000) shall vest each anniversary thereafter until all of the Options granted thereunder have thus vested.

       4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon exercise of Options granted under the Plan shall not exceed 220,000, subject to adjustment under the provisions of Paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued





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shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

       5. Participants. Options may be granted under the Plan to any person who is a Non-Employee Director (as that term is defined above) of the Board.

       6. Option Agreements. Any Option granted under this Plan shall be evidenced by an agreement ("Option Agreement"), which shall be approved as to form and substance by the Ineligible Directors. Each such Option Agreement shall be executed by an officer of the Company and the applicable Optionee. All Options and Option Agreements granted under the provisions of this Plan shall be subject to the following limitations and conditions:

              (a) Option Price. The Option price per share with respect to each Option shall be the Exercise Price.

              (b) Exercise Period of Option. Options may be exercised at any time during the period beginning on the date of vesting of the particular options to be exercised and ending ten (10) years after the Date of Grant, subject to earlier termination under paragraphs 6(g) and
       (h) below.

              (c) Holding Period. No Common Stock issued pursuant to exercise of an Option granted pursuant to this Plan may be sold, transferred, assigned or otherwise disposed of within six (6) months following the Date of Grant.

              (d) Vesting of Shareholder Rights. Neither an Optionee nor his Successor shall have any of the rights of a shareholder of the Company by reason of holding an Option, and such shareholder rights will not vest until the certificates evidencing the shares purchased are properly delivered to such Optionee or his Successor.

              (e) Exercise of Option. Each Option or portion thereof shall be exercisable from time to time over a period commencing on the date of vesting in accordance with this Plan and ending upon the expiration or termination of the exercise period of the Option. The Exercise Price of an Option shall be payable upon the exercise of the Option in cash, by certified or cashier's check, or, with the consent of the Ineligible Directors, by assigning and delivering to the Company shares of Common Stock owned by the Non-Employee Director that have been held by the Non-Employee Director for at least six (6) months prior to the date of exercise or, with the consent of the Ineligible Directors, a combination of cash and





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       such shares.  Any shares so assigned and delivered to the Company in payment or partial payment of the Exercise Price shall be valued at the Fair Market Value on the date of exercise. Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Exercise Price for the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

              (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. Each Option shall be exercisable, during the Optionee's lifetime, only by such Optionee. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Ineligible Directors.

              (g) Termination of Directorship. Upon an Optionee's Termination of Directorship, such Optionee's Option privileges shall be limited to the shares which were immediately purchasable by such Optionee at the date of such Termination of Directorship, and such Option privileges shall expire unless exercised by such Optionee on or before the second annual anniversary date of the date of such Termination of Directorship. The granting of an Option to an eligible person does not alter in any way the rights of the Company, the Board or shareholders to remove such person as a director or officer at any time or for any reason allowable under the law or the Company's Articles of Incorporation or Bylaws, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

              (h) Death of Optionee. If an Optionee dies while such Optionee is a member of the Board, such Optionee's Option to purchase the total number of shares covered by the applicable Option Agreement shall thereupon become fully exercisable and shall remain exercisable by the Optionee's Successor until the close of business on the first annual anniversary date of the Optionee's death, at which time they shall expire.

       7.     Adjustments.

              (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for





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       a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Ineligible Directors in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Ineligible Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

              (b) In the event that the Board shall adopt resolutions recommending the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Ineligible Directors, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

              (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned Subsidiary of another company after the effective date of the Reorganization, then

                     (i) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Ineligible Directors shall take such action, and the Options shall terminate, as provided in subparagraph (b) of this Paragraph 7; or

                     (ii) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Ineligible Directors shall adjust the shares under such out-





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              standing and unexercised stock options (and shall adjust the shares remaining under the Plan which are then available to be optioned under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

              (d) The term "Reorganization" as used in subparagraph (c) of this Paragraph 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

              (e) Adjustments and determinations under this Paragraph 7 shall be made by the Ineligible Directors, whose decisions shall be final, binding, and conclusive.

       8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Without limiting the foregoing, the Company will not be obligated to sell any Shares hereunder unless the Shares are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. The Optionee shall make such investment representations to the Company and shall consent to the imposition of such legends on the stock certificates as are necessary, in the opinion of the Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws.

       9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.





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       10.    Amendment, Suspension, and Termination of Plan.

              (a) The Board shall have the power to amend, suspend or terminate the Plan at any time subject to the other paragraphs of this paragraph 10, and provided that the provisions of paragraphs 3(b) and 3(c) of this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

              (b) The Board may not, without the relevant Optionee's written consent, modify the terms and conditions of an Option previously granted under the Plan.

              (c) No amendment, suspension or termination of the Plan shall, without the Optionee's written consent, alter, terminate or impair any right or obligation under any Option previously granted under the Plan.

              (d) Unless previously terminated, the Plan shall terminate and no more Options may be granted after December 31, 2001. The Plan shall continue in effect with respect to Options granted before termination of the Plan and until such Options have been settled, terminated, or forfeited.





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